                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               SIPEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement no.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1999
                            ------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SIPEX Corporation, a Massachusetts corporation (the "Company"), will be held at BankBoston, Conference and Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts 02110, on May 28, 1999, at 10:00 a.m., local time, for the purposes of considering and acting upon the following matters:

          1. To elect one member to the Board of Directors, to serve for a three-year term as a Class III Director.

          2. To approve the adoption of the 1999 Stock Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting.
                                          By Order of the Board of Directors,

                                          Frank R. DiPietro
                                          Clerk

Billerica, Massachusetts
Date: April 16, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1999
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIPEX Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at BankBoston, Conference and Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts, 02110 on Friday, May 28, 1999, at 10:00 a.m. local time, and at any adjournments thereof.

     Only shareholders of record as of the close of business on April 9, 1999, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on April 9, 1999, there were an aggregate of 18,055,868 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issued, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Clerk of the Company or by attending the Annual Meeting and voting in person.

     The Company's Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 1998 is being mailed together with this Proxy Statement to all shareholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 16, 1999.

QUORUM AND VOTES REQUIRED

     The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of the Class III Director is by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. For the proposal to approve the 1999 Stock Plan and all other matters, if any, that may be submitted to shareholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present and represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 9, 1999 information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company,
(iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation Summary" below, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                               AMOUNT AND NATURE
         NAME AND ADDRESS OF BENEFICIAL OWNER (1)           OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
         ----------------------------------------           -----------------------    ----------------
Pilgrim Baxter & Associates, Ltd (2)......................         1,763,100                 9.8%
  825 Duportail
  Road Wayne, PA 19087
Putnam Family of Funds (3)................................         1,591,374                 8.8%
  One Post Office Square
  Boston, Massachusetts 02109
Brown Investment Advisory & Trust Co. (4).................         1,558,005                 8.6%
  19 South Street
  Baltimore, MD 21202
AMVESCAP PLC (5)..........................................         1,555,480                 8.6%
  11 Devonshire Square
  London EC2M 4YR
  England
J.P. Morgan & Co., Inc. (6)...............................           971,500                 5.4%
  60 Wall Street
  New York, NY 10260
Janus Capital Corporation (7).............................           927,500                 5.1%
  100 Fillmore Street, Suite 300
  Denver, CO 80206-4923
James E. Donegan (8)......................................            76,490                   *
Frank R. DiPietro (9).....................................            40,203                   *
Raymond W.B. Chow (10)....................................            43,455                   *

                                                               AMOUNT AND NATURE
         NAME AND ADDRESS OF BENEFICIAL OWNER (1)           OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
         ----------------------------------------           -----------------------    ----------------
Yener Gurler (11).........................................            10,917                   *
Timothy A. Dhuyvetter (12)................................            15,000                   *
Manfred Loeb (13).........................................             4,000                   *
Lionel H. Olmer (14)......................................            14,000                   *
Daniel Deroux (15)........................................             4,000                   *
Steward S. Flaschen (16)..................................             6,000                   *
John L. Sprague (17)......................................            10,000                   *
Willy M.C. Sansen (18)....................................             2,000                   *
All directors and executive officers as a group (12
  persons)(19)............................................           226,065                 1.3%

---------------

  *  Less than 1% of the outstanding Common Stock

 (1) Unless otherwise indicated, to the knowledge of the Company, each person listed above maintains a mailing address at: c/o SIPEX Corporation, 22 Linnell Circle, Billerica, MA 01821.

 (2) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, Pilgrim Baxter & Associates, Ltd had sole dispositive power of 1,763,100 shares, sole voting power of 1,397,300 shares and shared voting power of 370,800 shares.

 (3) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998. Putnam Investment Management, Inc., has shared dispositive power over 1,348,754 shares. The Putnam Advisory Company, Inc. has shared dispositive power over 242,620 shares and shared voting power over 145,400 shares. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Company, Inc., has shared dispositive power over 1,591,374 shares, shared voting power over 145,500 shares and wholly owns the following two registered investment advisers: Putnam Investment Management, Inc., which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients.

 (4) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, Brown Investment Advisory & Trust Company and its wholly owned subsidiary Brown Advisory Incorporated had sole dispositive power of 377,957 and 1,180,048 shares, respectively and sole voting power of 335,557 and 1,180,048 shares, respectively.

 (5) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, AMVESCAP Plc, together with its wholly-owned subsidiaries, AMVESCAP Group Services, Inc., AVZ, Inc., AIM Management Group, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., and INVESCO Funds Group, Inc., has shared dispositive and voting power over 1,555,480 shares.

 (6) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, J.P. Morgan & Co. Incorporated has sole dispositive power of 971,500 shares and sole voting power of 765,900 shares.

 (7) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1998, Janus Capital Corporation, a registered investment advisor, together with Mr. Bailey its President and CEO, may be deemed to beneficially own 927,500 shares and have shared dispositive and voting power over 927,500 shares held by their Managed Portfolios. Both Janus Capital Corporation and Mr. Bailey disclaim beneficial ownership of the shares.

 (8) Includes 76,490 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 168,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999.

 (9) Includes 40,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999. Excludes 108,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999.

(10) Includes 25,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 118,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999.

(11) Includes 8,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 76,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999.

(12) Includes 15,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 66,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(13) Excludes 21,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(14) Includes 14,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 21,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(15) Excludes 21,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(16) Includes 6,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 19,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(17) Includes 10,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999. Excludes 21,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(18) Includes 2,000 shares issuable pursuant to stock options which are exercisable after June 8, 1999. Excludes 13,000 shares issuable pursuant to stock options exercisable after June 8, 1999.

(19) Includes 196,490 shares issuable pursuant to stock options which are exercisable prior to June 8, 1999. Excludes 652,000 shares issuable pursuant to stock option which are exercisable prior to June 8, 1999.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. Each Class II director is serving a term ending at the Annual Meeting of Shareholders to be held in 2001 and each Class I director is serving a term ending at the Annual Meeting of Shareholders to be held in 2000. The Class III Directors' term will expire at the Annual Meeting being held May 28, 1999. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Steward S. Flaschen and Manfred Loeb were the Class I Directors; John L. Sprague, Lionel H. Olmer and Willy M.C. Sansen were the Class II Directors; and James E. Donegan and Daniel Deroux were the Class III Directors.

     Mr. Deroux, who would have been subject to re-election as a director at the Annual Meeting, has decided not to stand for re-election for personal reasons. The Company expresses its thanks to Mr. Deroux for his years of service on the Board of Directors.

     The Board of Directors has nominated and recommended that James E. Donegan, who is currently serving as a Director of the Company, be elected the Class III director, to hold office until the Annual Meeting of Shareholders to be held in 2002 or until his successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Donegan has indicated his willingness to serve, if elected; however if he should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Mr. Donegan will be voted FOR the election of Mr. Donegan.

     The following table sets forth for Mr. Donegan and for each director whose term of office will extend beyond the Annual Meeting, the year Mr. Donegan or such director was first elected a director, his age, the positions currently held by Mr. Donegan or each director with the Company, the year Mr. Donegan's or each director's term will expire and the class of director of Mr. Donegan or each director.

  NOMINEE OR DIRECTOR'S NAME AND
     YEAR NOMINEE OR DIRECTOR                                                  YEAR TERM    CLASS OF
     FIRST BECAME A DIRECTOR        AGE            POSITION(S) HELD           WILL EXPIRE   DIRECTOR
  ------------------------------    ---            ----------------           -----------   --------
NOMINEES:
James E. Donegan (1985)...........  53    Chairman of the Board, President       1999         III
                                          and Chief Executive Officer
CONTINUING DIRECTORS:
Steward S. Flaschen (1996)........  73                 Director                  2000           I
Manfred Loeb (1982-1987; 1992)....  72                 Director                  2000           I
Lionel H. Olmer (1988)............  64                 Director                  2001          II
John L. Sprague (1993)............  69                 Director                  2001          II
Willy M. C. Sansen (1997).........  56                 Director                  2001          II

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Mr. Donegan joined the Company in April 1985 as Chairman of the Board, Chief Executive Officer and President of the Company. Before joining the Company, Mr. Donegan held the position of Group Vice President of the Electronic Components Group at Midland Ross Corporation. Prior to Midland Ross Corporation, Mr. Donegan was Vice President and General Manager at Cameron & Barkley and Company. Prior to working at Cameron & Barkley and Company, Mr. Donegan spent ten years with the General Electric Company in various manufacturing positions. Mr. Donegan currently serves as a Director of Genesis Microchip, Inc., a manufacturer of video semiconductors.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Dr. Flaschen has been a director of the Company since August 1996. From 1986 to the present, Dr. Flaschen has served as President of Flaschen and Davies, a management consulting firm. In addition, Dr. Flaschen is Chairman of the Board of Directors of TranSwitch Corporation, a digital and mixed-signal semiconductor company, Chairman of the Board of Telco Systems, a telecommunications company and an Independent General Partner of Merrill Lynch Partners II.

     Mr. Loeb has been a director of the Company from 1982 to 1987 and from 1992 to the present. From 1983 to December 1992, he served as the Executive Director of Tractebel S.A. and Chief Executive Officer of the Electricity and Gas International Division of Tractebel S.A. Since 1993, Mr. Loeb has served as an Advisor Director of Tractebel S.A. and Chairman of Tractebel, Inc. (USA). In addition to serving as a director of the Company, Mr. Loeb currently serves as a director of Telfin S.A., an affiliate of Tractebel S.A.

     Mr. Olmer has been a director of the Company since 1988. From 1981 to 1985, he served as Undersecretary of Commerce for International Trade in the Reagan Administration. From 1985 until the present, he has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, concentrating on international trade law.

     Dr. Sansen has been a director of the Company since July, 1997. He has been a full professor at the Katholieke University Leuven in Belgium since 1981. He currently heads the Medical and Integrated Circuits and Sensors Division of the Electrical Engineering Department. Dr. Sansen is the author of six electronics books and more than three hundred papers and is currently a Fellow at the Katholieke University Leuven Institute of Electrical and Electronics Engineering, and past chairman of the Electrical Engineering Department of Katholieke University Leuven.

     Dr. Sprague has been a director of the Company since 1993. He has been the president of John L. Sprague Associates, Inc., a consulting firm, since 1988. In addition to serving as a director of the Company, Dr. Sprague currently serves as a director of Aerovox, Inc., a manufacturer of electronic components, Allmerica Financial Corporation, a financial services company, and California Micro Devices, a manufacturer of electronic components. Dr. Sprague has also been a partner of the CEO Perspective Group since December 1998.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held ten (10) meetings during the fiscal year ended December 31, 1998. During their tenure, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors during fiscal 1998.

     The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Mr. Loeb and Drs. Flaschen and Sprague are members, reviews and evaluates the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors The Compensation Committee administers the Company's 1988 Non-Statutory Stock Option Plan ("1988 Stock Plan"), 1991 Non-Statutory Stock Option Plan ("1991 Stock Plan"), 1993 Stock Option and Incentive Plan ("1993 Stock Plan"), 1994 Stock Option and Incentive Plan ("1994 Stock Plan"), 1996 Incentive Stock Option Plan ("1996 Stock Plan"), 1996 Non-Employee Director Stock Option Plan ("1996 Director Stock Plan"), 1996 Employee Stock Purchase Plan ("1996 Stock Purchase Plan") and 1997 Stock Option Plan ("1997 Stock Plan"). The Compensation Committee held two meetings during fiscal 1998 and Mr. Loeb and Drs. Flaschen and Sprague attended these meetings.

     The Audit Committee, of which Messrs. Olmer and Sprague are members, reviews with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee held two meetings during fiscal 1998.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                             COMPENSATION AND OTHER
                 INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1997 and 1998, of those persons who were, during this time (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (such five officers collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                ANNUAL COMPENSATION        COMPENSATION (1)
                                              -----------------------   ----------------------    ALL OTHER
                                      FISCAL                            SECURITIES UNDERLYING    COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)(2)         OPTIONS(#)            (3)($)
    ---------------------------       ------  ---------   -----------   ---------------------    ------------
James E. Donegan....................   1998   $244,615     $180,000            100,000             $16,576
  Chairman, Chief Executive            1997    240,000      130,690            100,000              12,677
  Officer and President                1996    227,652       25,000             30,000              10,879
Frank R. DiPietro...................   1998    176,442      100,000             50,000               6,152
  Executive Vice President of
     Finance,                          1997    165,000       79,300                 --               6,065
  Treasurer,Chief Financial Officer    1996    150,866       20,000             80,000               2,891
  and Clerk
Raymond W.B. Chow...................   1998    175,480       80,000             50,000               4,428
  Chief Technology Officer             1997    160,000       74,200                 --               4,739
                                       1996    154,808       20,000             80,000               4,482
Timothy A. Dhuyvetter...............   1998    147,788       18,125             25,000               5,146
  Senior Vice President of             1997    145,000       49,413             30,000               4,541
  Low Power Analog
Yener Gurler........................   1998    136,115       65,000             50,000               4,325
  Senior Vice President of
     Operations

---------------

(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal years 1996, 1997 or 1998.

(2) Bonuses are reported in year earned even if actually paid in subsequent year.

(3) Consists of contributions made by the Company on behalf of the Named Executive Officers to the Company's Tax Deferred Savings Plan, and insurance premiums paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to the 1997 Incentive Stock Option Plan granted during the year ended December 31, 1998 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during the year ended December 31, 1998.

                                                  INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                           ----------------------------------------------------------------         VALUE AT ASSUMED
                                          PERCENT OF                                                 ANNUAL RATES OF
                            NUMBER OF    TOTAL OPTIONS                                                 STOCK PRICE
                           SECURITIES     GRANTED TO                                                APPRECIATION FOR
                           UNDERLYING      EMPLOYEES       EXERCISE OR                             OPTION TERMS($)(3)
                             OPTIONS       IN FISCAL     BASE PRICE PER                       -----------------------------
          NAME             GRANTED(#)     YEAR(%)(1)       SHARE($)(2)     EXPIRATION DATE         5%              10%
          ----             ----------    -------------   --------------    ---------------    -------------   -------------
James E. Donegan.........    50,000(4)        5.4%           $35.188            2/17/08       $1,106,477.21   $2,804,030.48
                             50,000(5)        5.4%           $ 19.50             5/6/08       $  613,172.26   $1,553,898.90
Frank R. DiPietro........    25,000(4)        2.7%           $35.188            2/17/08       $  553,238.60   $1,402,015.24
                             25,000(5)        2.7%           $ 19.50             5/6/08       $  306,586.13   $  776,949.45
Raymond W.B. Chow........    20,000(6)        2.2%           $ 25.00            1/12/08       $  322,591.79   $  809,839.94
                             30,000(7)        3.3%           $34.563            3/11/08       $  652,094.55   $1,652,535.62
Timothy A. Dhuyvetter....    25,000(6)        2.7%           $ 25.00            1/12/08       $  403,239.73   $1,012,299.93
Yener Gurler.............    20,000(6)        2.2%           $ 25.00            1/12/08       $  322,591.79   $  809,839.94
                             30,000(8)        3.3%           $19.125            8/27/08       $  360,828.29   $  914,409.74

---------------

(1) A total of 917,915 options were granted to employees (including the Named Executive Officers) in fiscal year 1998 under the Company's 1997 Incentive Stock Option Plan.

(2) All options were granted at fair market value on the date of the grant as determined in accordance with the 1997 Stock Option Plan.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) These options will vest in equal annual increments over five years beginning February 17, 1999.

(5) These options will vest in equal annual increments over five years beginning May 6, 1999.

(6) These options will vest in equal annual increments over five years beginning January 12, 1999.

(7) These options will vest in equal annual increments over five years beginning March 11, 1999.

(8) These options will vest in equal annual increments over five years beginning August 27, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's various stock plans to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1998; and (iv) the value of such unexercised options at December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

                                                                                            VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES                IN-THE-MONEY
                           SHARES                          UNDERLYING UNEXERCISED                OPTIONS AT
                          ACQUIRED                          OPTIONS AT YEAR-END                YEAR-END(2)($)
                             ON           VALUE         ----------------------------    ----------------------------
          NAME            EXERCISE    REALIZED(1)($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----            --------    --------------    -----------    -------------    -----------    -------------
James E. Donegan........   10,000        $197,997          36,490         208,000        $987,673       $3,448,130
Frank R. DiPietro.......    6,000          78,353          30,000         118,000         913,450        2,236,805
Raymond W.B. Chow.......   25,500         524,400          28,000         133,000         843,600        2,589,415
Timothy A. Dhuyvetter...   19,000         316,860           4,000          77,000         139,700        1,603,265
Yener Gurler............   15,000         368,865           2,000          84,000          69,850        1,583,510

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1998, multiplied by the number of shares underlying the options.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into the following employment agreements with the Named Executive Officers:

     Mr. Donegan and the Company entered into an employment agreement on January 1, 1988. The employment agreement provides that Mr. Donegan will serve as Chairman of the Board, President and Chief Executive Officer of the Company until December 31, 1989 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two year term; however, Mr. Donegan may voluntarily terminate this employment and the Company may terminate his employment at any time for cause. If the Company terminates Mr. Donegan's employment without cause, he will be entitled to the salary and bonus benefits guaranteed under the employment agreement until the end of the employment term. Pursuant to the employment agreement, Mr. Donegan's salary is established annually by the Board of Directors, but may not be less than $210,000 per year. The amount of his annual bonus is calculated by a formula based upon a comparison of the actual annual consolidated after-tax income or loss of the Company to the budgeted income or loss approved by the Board of Directors for that year. The Company must maintain a term life insurance policy in the amount of $500,000 for Mr. Donegan's designees and a long term disability insurance policy for up to $10,000 per month for the benefit of Mr. Donegan or his designees. Furthermore, Mr. Donegan has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter if he voluntarily terminates his employment or is terminated for cause.

     Mr. DiPietro and the Company entered into an employment agreement on January 1, 1988. The employment agreement provides that Mr. DiPietro will serve as a Senior Vice President and Treasurer of the Company until December 31, 1989 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two-year term; however, Mr. DiPietro may voluntarily terminate this employment or the Company may terminate his employment for cause. If the Company terminates Mr. DiPietro's employment without cause, he will be entitled to the salary guaranteed under the employment agreement until the end of the employment term. Pursuant to the employment agreement, Mr. DiPietro's salary is established annually by the Board of Directors, but may not be less than $96,500 per year. If Mr. DiPietro's employment is terminated for any reason by either party, the employment agreement entitles the Company to retain him as a consultant pursuant to specific terms. Furthermore, Mr. DiPietro has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter so long as the Company is continuing to pay either his salary or consulting fees. Mr. DiPietro became Executive Vice President in November 1996.

     Mr. Chow and the Company entered into an employment agreement on January 1, 1996. The employment agreement provides that Mr. Chow will serve as Chief Technology Officer of the Company until December 31, 1998 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two-year term; however, Mr. Chow may voluntarily terminate his employment or the Company may terminate his employment for cause. If the Company terminates Mr. Chow's employment without cause, he will be entitled to the salary guaranteed under the employment agreement until the end of the employment term and he may not directly or indirectly compete with the Company while the Company is continuing to pay his salary. Pursuant to the employment agreement, Mr. Chow's salary is established annually by the Board of Directors but may not be less than $145,000 per year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Mr. Loeb and Drs. Flaschen and Sprague, each of whom is an independent, non-employee director. The Compensation Committee is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Company's employees. In addition, the Compensation Committee administers the Company's 1988 Stock Plan, 1991 Stock Plan, 1993 Stock Plan, 1994 Stock Plan, 1996 Stock Plan, 1996 Director Stock Plan, 1996 Stock Purchase Plan, 1997 Stock Plan and 1999 Stock Plan.

     The Company's executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Company's key decision makers based upon performance and is designed to provide appropriate incentives for maximization of the Company's short- and long-term financial results for the benefit of the Company's shareholders.

     In order to meet its objectives, the Compensation Committee has chosen three basic components for the Company's executive compensation program to meet the Company's compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Company's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Company's yearly performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Stock option grants, under the long-term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Company's shareholders over a longer, measurable period of time. Historically, the Company has used the grant of stock options that vest over some measurable period of time, currently five years, to accomplish this objective.

     Mr. Donegan is the President, Chief Executive Officer and Chairman of the Board of Directors. His fiscal 1998 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies and his employment contract. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company's strong financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. Donegan of other non-financial goals. The Company's performance in 1998 included a significant increase in total revenues and net income. In assessing Mr. Donegan's performance for fiscal 1998, the Compensation Committee concluded that the financial and non-financial goals on which his compensation was based had been achieved.

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     Respectfully submitted by the Compensation Committee:

          Manfred Loeb
        Steward S. Flaschen
        John L. Sprague

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee consisting of Mr. Loeb and Drs. Flaschen and Sprague. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 1998, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     During 1998, Directors who were not employees of the Company received $2,000 per quarter as a retainer (in 1999, the Directors will receive a $2,500 retainer per quarter), $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors and $1,000 for each committee meeting, unless such committee meeting is held on the same day as a meeting of the Board of Directors in which case the compensation is reduced to $500. No employee of the Company receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

     On March 14, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan, which was approved by the Company's shareholders at the Special Meeting in Lieu of Annual Meeting held on May 30, 1997. Among other provisions of the 1997 Stock Option Plan, each director, who is not also an employee or consultant of the Company, will receive on the third Monday in July, 1997 (and on the same day each year thereafter) an option to purchase 5,000 shares of Common Stock (the "Director Options"). Each person who is not also an employee or consultant of the Company and becomes a director after the third Monday in July, 1997 will receive, upon the date of his or her initial election as a director, an option to purchase 5,000 shares of Common Stock. In 1999, the Company will increase this option grant from 5,000 to 7,500 shares. The Director Options granted will vest one-fifth on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each Director Option will be for a period of ten years from the date of grant. Director Options will be subject to accelerated vesting under certain circumstances and may be transferred to the extent vested. The 1997 Stock Plan presently has 111,652 shares available for grant. Subject to shareholder approval of the 1999 Stock Plan at the Annual Meeting of Shareholders, the directors will be eligible to receive option grants under the 1999 Stock Plan and the Company intends to grant options to the Directors consistent with past practices under the 1997 Stock Plan.

     The Company has purchased directors' and officers' liability insurance covering all of the Company's directors and officers. The aggregate premium for this insurance policy in 1998 was $216,800.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through December 31, 1998, with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on April 2, 1996 in the Company's Common Stock, the Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of all corporations that are members of the semiconductor industry with 3674 as their Primary Standard Industrial Classification Number. COMPARATIVE CHART

                                                    SIPEX CORPORATION           PEER GROUP INDEX            NASDAQ COMPOSITE
                                                    -----------------           ----------------            ----------------
4/2/96                                                   100.00                      100.00                      100.00
6/30/96                                                  180.00                      107.80                      107.66
12/31/96                                                 271.58                      164.79                      116.19
6/30/97                                                  305.26                      185.81                      129.76
12/31/97                                                 509.47                      170.42                      141.76
6/30/98                                                  362.11                      173.41                      170.43
12/31/98                                                 591.58                      251.20                      199.68

                                                              APRIL 2, 1996    DECEMBER 31, 1998
                                                                   ($)                ($)
                                                              -------------    -----------------
SIPEX Corporation Common Stock..............................      100.0             591.58
Peer Group..................................................      100.0             251.20
Nasdaq Composite Index (Total Return).......................      100.0             199.68

---------------
 * $100 invested on April 2, 1996 in Common Stock or the appropriate index, including reinvestment of dividends, through fiscal year ended December 31, 1998.

(1) Prior to April 2, 1996, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                                  PROPOSAL II

                APPROVAL OF THE ADOPTION OF THE 1999 STOCK PLAN

     On February 17, 1999, the Board of Directors adopted the 1999 Stock Plan. The 1999 Stock Plan provides for 1,200,000 shares of the Company's Common Stock to be reserved for the grant, subject to shareholder approval, of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. The Company may not make any such grants or opportunities for direct purchases to directors or officers (as interpreted for purposes of Rule 4460(I) of the National Association of Securities Dealers, Inc.) or grant incentive stock options to employees unless the shareholders approve the adoption of the 1999 Stock Plan.

     The Company's 1999 Stock Plan was adopted by the Board of Directors because, as of April 9, 1999, only 111,652 shares remain available for grant under the Company's 1997 Stock Plan. The Board of Directors approved the 1999 Stock Plan in order to ensure that, in an increasingly competitive market, the Company would be able to continue to attract and retain the quality of employees, directors and officers needed to compete effectively. The size of the market in which the Company competes and the shortage of qualified personnel make equity compensation key to the Company's continued growth. Through the Company's stock option plans, virtually all salaried employees receive stock options as part of their compensation package. In addition, due in large part to the grant of stock options, the Company has been able to successfully recruit technically experienced individuals, including the engineers needed to achieve the Company's long-term revenue plan and its successful introduction of new products, as well as maintain its low rate of turnover for technical employees. The Board of Directors believes that the 1999 Stock Plan gives the Company a sufficient number of shares for the foreseeable future to provide equity incentives to attract and retain employees.

     In addition to the 111,652 shares available for grant under the 1997 Stock Plan (the "Shares Available For Grant"), as of April 9, 1999, there were outstanding options to acquire 1,903,742 shares of Common Stock under the Company's current stock plans (excluding the 1999 Stock Plan) (the "Outstanding Options"). As of April 9, 1999, on a fully-diluted basis (i.e., assuming exercise of all of the Outstanding Options as well as the issuance of the remaining Shares Available For Grant), the Outstanding Options and Shares Available For Grant collectively account for approximately 10% of the Company's issued and outstanding Common Stock. As of April 9, 1999, on a fully-diluted basis (i.e., assuming exercise of all of the Outstanding Options, the issuance of the remaining Shares Available for Grant and the issuance of the 1,200,000 additional shares available for grant under the 1999 Stock Plan (collectively, the "Option Pool")), the Option Pool collectively accounts for approximately 15% of the Company's issued and outstanding Common Stock. In addition to the Option Pool, the Company has 215,641 shares available for purchase under the Company's 1996 Employee Stock Purchase Plan.

     While the Board of Directors is aware and has considered the potential dilutive effect of option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available options is consistent with the compensatory practices of high technology companies in its peer group. All of the Company's option grants under the 1997 Stock Plan have been made at fair market value at the time of grant and the 1999 Stock Plan requires that all option grants be made at fair market value. As a result, no dilution to the Company's shareholders occurs unless and until the stock price goes up, benefiting both shareholders and optionholders of the Company. Furthermore, since the Company typically grants options that become exercisable over a five year period, employees must remain with the Company for long periods in order to reap the potential benefits of their option grants.

     The Company is seeking shareholder approval of the 1999 Stock Plan pursuant to this Proposal II in order to be able to grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As described below under the heading "United States Federal Income Tax Consequences," there are several potential benefits to the Company's employees if options granted under the 1999 Stock Plan are treated as ISOs. In addition, shareholder approval of the 1999 Stock Plan is required in order to allow for directors and officers to be eligible to participate in the 1999 Stock Plan. If the shareholders fail to approve the adoption of the 1999 Stock Plan, the Company will continue to make grants to employees under the 1999 Stock Plan, but any option grants made to employees under the 1999 Stock Plan will be treated as non-qualified stock options ("NQSOs") for United States federal income tax purposes. Furthermore, the Company will not be permitted to make any stock option grants or opportunities for direct purchases of stock to any directors and officers. As of April 9, 1999, the Company has granted options to acquire 310,690 shares of the Company's Common Stock under the 1999 Stock Plan.

     The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting of Shareholders and entitled to vote will be required to approve the adoption of the 1999 Stock Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1999 STOCK PLAN.

     The following is a summary description of the 1999 Stock Plan, which is qualified in its entirety by reference to the complete text of the 1999 Stock Plan which is attached as Appendix A to this Proxy Statement.

SUMMARY OF THE 1999 STOCK PLAN

     Purpose. The purpose of the 1999 Stock Plan is to encourage employees, directors and officers of the Company as well as other individuals who render services to the Company by providing opportunities to purchase stock of the Company pursuant to the 1999 Stock Plan.

     Shares Subject to the 1999 Stock Plan. The Board of Directors has reserved a maximum of 1,200,000 shares of Common Stock for issuance under the 1999 Stock Plan.

     Eligibility. The 1999 Stock Plan provides for the grant of ISOs to employees of the Company and the grant of NQSOs, stock awards ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases") to employees, officers and directors of the Company, subject to shareholder approval as discussed below. ISOs, NQSOs, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and NQSOs are sometimes collectively referred to as "Options." For information concerning the United States federal income tax consequences of ISOs, NQSOs, Awards and Purchases, please see below. The 1999 Stock Plan will not allow for grants to employees of the Company who are officers (as interpreted for purposes of Rule 4460(i) of the National Association of Securities Dealers, Inc.) or directors of the Company if shareholders of the Company do not approve the 1999 Stock Plan at the Annual Meeting of Shareholders.

     Administration. The 1999 Stock Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1999 Stock Plan, except with respect to Compensation Committee

Members, the Compensation Committee has the authority to (i) determine to whom Options, Awards and authorizations to make Purchases shall be granted, (ii) determine the time at which Options or Awards shall be granted or Purchases made, (iii) determine the purchase price for NQSOs, Awards and Purchases, (iv) determine whether each Option granted shall be an ISO or a NQSO, (v) determine when each Option shall become exercisable and the duration of the exercise period, (vi) determine whether restrictions such as repurchase Options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the 1999 Stock Plan and prescribe and rescind rules and regulations relating to it.

     Option Price and Duration. The exercise price per share for each ISO and NQSO granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a NQSO. ISOs are not transferable by the optionholder except by will or by the laws of descent and distribution. NQSOs are transferable to the extent determined by the Compensation Committee and as set forth in the agreement relating to the grant of any such NQSOs. Each Option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     Repricing. Without the prior approval of the Company's shareholders obtained in the manner stated in Section 17 of the 1999 Stock Plan, Options issued under the 1999 Stock Plan will not be repriced, replaced or regranted through cancellation or by lowering the Option exercise price of a previously granted Option.

     Exercisability of Shares. The vesting schedule of all Options, Awards and Purchases shall be determined by the Compensation Committee. An Option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares.

     Amendment and Termination. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1999 Stock Plan at any time (although such action shall not affect Options previously granted). Generally, no ISO may be exercised more than three months following termination of employment. However, in the event that termination is due to death or disability, the ISO is exercisable for a maximum of 180 days after such termination. Any shares subject to an Option which for any reason expires or terminates unexercised may again be available for future grants under the 1999 Stock Plan. No Options may be granted under the 1999 Stock Plan after February 15, 2009.

     United States Federal Income Tax Consequences. The following discussion summarizes certain United States federal income tax considerations for persons receiving Stock Rights under the 1999 Stock Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, this summary is not intended to be a complete discussion of all the United States federal income tax consequences of these plans.

  Incentive Stock Options:

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

     2.  If shares acquired upon exercise of an ISO are not disposed of within
         (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

     5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

     6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

  Non-Qualified Options:

     1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

     3. When the optionee sells the shares acquired upon exercise of a NQSO, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

     5. An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

     6. Special rules apply if the shares acquired upon the exercise of an NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

  Awards and Purchases:

     The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1999 Stock Plan:

     1. Under current federal income tax law, persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares (determined on the date of purchase) over the purchase price, in the case of an authorization to Purchase. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

     2. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  Votes Required for Approval:

     The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting of Shareholders and entitled to vote will be required to approve the adoption of the 1999 Stock Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1999 STOCK PLAN.

                               OPTION INFORMATION

     As of April 9, 1999, the Company had approximately 280 employees with outstanding option grants under the 1988 Stock Plan, the 1991 Stock Plan, the 1993 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1996 Director Stock Plan, the 1996 Stock Purchase Plan and the 1997 Stock Plan.

     The following table sets forth as of April 9, 1999, options granted during fiscal year 1998 under the 1997 Stock Plan to (i) the Named Officers, (ii) each other person who received five percent of such options, (iii) all executive officers of the Company as a group, (iv) all current directors of the Company who are not executive officers as a group and (v) all employees, including all current officers who are not executive officers, as a group:

               NAME                                   TITLE                 NO. OF OPTIONS GRANTED
               ----                                   -----                 ----------------------
James E. Donegan..................      Chairman, Chief Executive Officer          100,000
                                        and President
Frank R. DiPietro.................      Executive Vice President,                   50,000
                                        Treasurer and Chief Financial
                                        Officer
Raymond W.B. Chow.................      Chief Technology Officer                    50,000
Timothy A. Dhuyvetter.............      Senior Vice President of Low Power          25,000
                                        Analog
Yener Gurler......................      Senior Vice President of                    50,000
                                        Operations
All executive officers as a group.........................................         275,000
All current directors who are not executive officers as a group...........          30,000
All employees who are not executive officers as a group...................         612,915

                              CERTAIN TRANSACTIONS

     Pursuant to an Agreement of Lease, dated January 31, 1996, as amended September 15, 1997, the Company leases its Billerica facility of approximately 66,000 square feet from ATC Billerica Corporation, an affiliate of Tractebel S.A. Under the Agreement of Lease, the Company will pay monthly rent of $28,534 for the first year of the lease, which payments are subject to an annual escalation. The Agreement of Lease expires on January 31, 2003, subject to an option of the Company to extend such lease for an additional five-year period. Messrs Loeb and Deroux are affiliated with Tractebel S.A.

     On July 31, 1998, the Company made a loan to Timothy A. Dhuyvetter, Senior Vice President of Low Power Analog, in the sum of $55,000 cash which canceled and superseded in its entirety a Pledge and Security Agreement dated July 31, 1997. The loan was secured by a Pledge and Security Agreement dated July 31, 1998 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 9% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable to the order of the Company on July 31, 1999. This loan was subsequently canceled and superseded in its entirety by a second loan on December 4, 1998 in the sum of $95,000. This loan was secured by a Pledge and Security Agreement dated December 4, 1998 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 8% per annum with interest payable on a monthly basis and any remaining interest payable to the order of the Company on December 4, 1999.

     On December 14, 1998, the Company made a loan to Frank R. DiPietro, Executive Vice President, Treasurer and Chief Financial Officer of the Company, in the sum of $250,000 cash. The loan was secured by a Pledge and Security Agreement dated December 14, 1998 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 8% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable to the order of the Company on December 14, 1999.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent accountants for the 1999 fiscal year. KPMG Peat Marwick LLP has served as the Company's independent accounts commencing with the year ended December 31, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms and written representations from the Reporting Persons, the Company believes that all its officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 1998, with the following exceptions:
Tractebel, S.A., a former beneficial owner of greater than 10% of the Company's common stock, failed to file a monthly report covering the sale of shares during the month of November in a timely manner. Tractebel, S.A. subsequently filed a Form 4.

                           EXPENSES AND SOLICITATION

     The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material and annual reports supplied by the Company. Further solicitation may be made by the officers and employees of the Company by mail, telephone, telegraph or personal interview without additional compensation. The Company also may retain a professional proxy solicitation service at the Company's expense to assist in the solicitation of proxies if necessary.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2000 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 16, 1999.
                            ------------------------

     THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                               SIPEX CORPORATION

                                1999 STOCK PLAN

     1. PURPOSE. The purpose of the SIPEX Corporation 1999 Stock Plan (the "Plan") is to encourage key employees SIPEX Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code. Except as provided in Section 3 below, no Stock Rights may be granted pursuant to this Plan to any officer or director of the Company or any Related Corporation. For purposes of this Plan, the term "officer" shall have the meaning as interpreted for purposes of the requirements of Rule 4460(i), or its successor, of the rules of the National Association of Securities Dealers.

     2.  ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the

     Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee or consultant of the Company or any Related Corporation. The Committee may also take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights. Notwithstanding anything to the contrary contained in this Section 3, Stock Rights may not be granted to directors or officers of the Company or any Related Corporation unless the Plan has been approved by the Company's stockholders within twelve months of the adoption of the Plan by the Board.

     4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,200,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 840,000 shares of Common Stock under the Plan during any fiscal year of the Company.

If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after February 17, 1999 and prior to February 16, 2009. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

          A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may not be less than the fair market value of the Common Stock of the Company on the date of grant.

          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of
     (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, then the Committee shall, as to outstanding Options, at its discretion provide, upon written notice to the optionees, (i) that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period, the Options shall terminate or (ii) that such Options (including those which have not yet vested) shall be exercisable within a specified number of days of such notice, at the end of which period the Options shall terminate.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on February 17, 1999, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders (the "Stockholder Approval"). If Stockholder Approval is not obtained prior to February 17, 2000, ISOs granted under the Plan prior to such date shall be treated as Non-Qualified Options. The Plan shall expire at the end of the day on February 16, 2009 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of Stockholder Approval. The Board may terminate or amend the Plan in any respect at any time, except that, if Stockholder Approval has been obtained, then the Board must obtain the approval of the stockholders within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

     16.  MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED
OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

     17. REPRICING. Without the prior approval of the Company's stockholders obtained in the manner stated in Section 15, Options issued under the Plan will not be repriced, replaced or regranted through cancellation or by lowering the Option exercise price of a previously granted Option.

     18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     19. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     21. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     22. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                                                SKU # 1504-PS-99

                           [FRONT SIDE OF PROXY CARD]



                                SIPEX CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 1999

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned shareholder of SIPEX Corporation, a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 1999 and hereby appoints James E. Donegan and Frank R. DiPietro, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at BankBoston, Conference & Training Center, 35th Floor, 100 Federal Street, Boston, Massachusetts 02110 on Friday, May 28, 1999 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. To elect Mr. James E. Donegan as a member of the Board of Directors to serve for a three-year term as a Class III Director.

         [ ] FOR                                                  [ ] WITHHOLD


2.       To approve the adoption of the Corporation's 1999 Stock Plan.

         [ ] FOR                  [ ] AGAINST                     [ ] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment of adjournments thereof.

                          [REVERSE SIDE OF PROXY CARD]



         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR, FOR THE CORPORATION'S 1999 STOCK PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS.



                                             Dated: ________________ , 1999


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature




         (THIS PROXY SHOULD BE DATED AND MUST BE SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)